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                                                                      EXHIBIT 21

               APPLIED INDUSTRIAL TECHNOLOGIES, INC. FORM 10-K FOR
                         FISCAL YEAR ENDED JUNE 30, 1999

                                  SUBSIDIARIES

                                                          Jurisdiction of
                  Name*                            Incorporation or Organization
                  -----                            -----------------------------

Air and Hydraulics Engineering, Incorporated                 Alabama
(d/b/a Air and Hydraulics Engineering)

Applied Industrial Technologies - ABC, Inc.                  Ohio

Applied Industrial Technologies - DBB, Inc.                  Ohio

Applied Industrial Technologies - Dixie, Inc.                Tennessee

Applied Industrial Technologies - GA LP                      Delaware

Applied Industrial Technologies - Mainline, Inc.             Wisconsin

Applied Industrial Technologies - PA LLC                     Pennsylvania

Applied Industrial Technologies - TN LP                      Delaware

Applied Industrial Technologies - TX LP                      Delaware

Applied - Michigan, Ltd.                                     Ohio

AppliedLink, Inc. (d/b/a AppliedLink)                        Ohio

Bearings Pan American, Inc.                                  Ohio

Bearing Sales & Service, Inc.                                Washington

BER International, Inc.                                      Barbados

BER Capital, Inc.                                            Delaware

ESI Acquisition Corporation                                  Ohio
(d/b/a Engineered Sales, Inc.)

Farm Warehouse, Inc. (d/b/a Farm Warehouse)                  Missouri

Rafael Benitez Carrillo Inc.                                 Puerto Rico
(d/b/a Rafael Benitez Carrillo)

The Ohio Ball Bearing Company                                Ohio

* Except as noted, operating companies conduct business under Applied Industrial Technologies name